SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 26, 2001



                                   ICOA, Inc.
             (Exact name of registrant as specified in its charter)


           NEVADA                       0-32513                  87-0403239
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


          111 AIRPORT ROAD, WARWICK, RHODE ISLAND                      02889
          (Address of Principal Executive Offices)                  (Zip Code)



       Registrant's telephone number, including area code: (401) 739-9205



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

     On July 26, 2001, ICOA, Inc., a Nevada corporation ("ICOA") received $250,000 in funding in a private placement of securities to a single investor that closed on July 26, 2001 upon the signing of a subscription agreement (the "Subscription Agreement"). Pursuant to the Subscription Agreement, the investor purchased a note (the "Note") from the Company, bearing interest at 9% per annum, with a maturity date two years after the date of issuance, convertible into shares of the Company's common stock, par value $.0001 per share (the "Common Stock"). The Note is convertible at floating rate based upon the market price of the Company's common stock at the time of conversion. The investor also received a warrant (the "Warrant"), exercisable for a term of five years from the date of issuance, to purchase up to 250,000 shares of Common Stock at an exercise price of $.0192 per share.

     The Company has agreed to use its best efforts to file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Note and the shares of Common Stock issuable upon exercise of the Warrant within 25 days after the closing date of the transaction.

     The foregoing is a brief description of the financing arrangement. It is not complete and is qualified in its entirety by reference to the actual Subscription Agreement, Note and Warrant, copies of which are filed as exhibits to this Current Report.

     With respect to the previously announced $1.6 Million equipment lease financing which ICOA entered into in order to fund the installation of 125 WebCenter 3000TM terminals at San Francisco International and Los Angeles International Airports, the lessor, World Capital, Inc., gave notice to ICOA dated July 25, 2001 of its intention not to fund the equipment lease. We are considering our legal options in response to the decision of World Capital, Inc. not to fund the equipment lease, including potential legal action to uphold our rights under the equipment lease and/or to seek a refund of our prepayment amount. We do not know the outcome of any potential legal action or other possible attempt to resolve the dispute. In addition, under the circumstances, we may also consider seeking other potential sources of funding for the installation of equipment.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)     Exhibits

 Exhibit
   No.                                  Description
   ---                                  -----------
  4.1 Subscription Agreement between ICOA, Inc. and Laurus Master Fund, Ltd., dated July 26, 2001.
  4.2      Note issued by ICOA, Inc. to Laurus Master Fund, Ltd., dated July
           26, 2001.
  4.3 Warrant issued by ICOA, Inc. to Laurus Master Fund, Ltd., dated July 26, 2001.
  4.4 Amendment and Waiver signed by ICOA, Inc. and Laurus Master Fund, Ltd., dated July 26, 2001, relating to offer and sale restrictions and anti-dilution provisions in the earlier financing between ICOA, Inc. and Laurus Master Fund, Ltd., which closed on June 13, 2001.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 31, 2001

                                          ICOA, Inc.


                                          By:/s/ Erwin Vahlsing, Jr.
                                             ---------------------------------
                                             Name:  Erwin Vahlsing, Jr.
                                             Title:   Treasurer and CFO

                                  EXHIBIT INDEX
                                  -------------


 Exhibit
   No.                                  Description
   ---                                  -----------
  4.1 Subscription Agreement between ICOA, Inc. and Laurus Master Fund, Ltd., dated July 26, 2001.
  4.2      Note issued by ICOA, Inc. to Laurus Master Fund, Ltd., dated July
           26, 2001.
  4.3 Warrant issued by ICOA, Inc. to Laurus Master Fund, Ltd., dated July 26, 2001.
  4.4 Amendment and Waiver signed by ICOA, Inc. and Laurus Master Fund, Ltd., dated July 26, 2001, relating to offer and sale restrictions and anti-dilution provisions in the earlier financing between ICOA, Inc. and Laurus Master Fund, Ltd., which closed on June 13, 2001.